Exhibit 99.2

NEWS RELEASE	NACCO Industries, Inc.
5875 Landerbrook Drive • Suite 220 • Cleveland, Ohio 44124-4069
Tel. (440) 229-5151 • Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko	For Immediate Release
(440) 229-5130	Monday, August 21, 2017

HAMILTON BEACH BRANDS HOLDING COMPANY FILES REGISTRATION
STATEMENT RELATING TO PROPOSED SPIN-OFF
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CLEVELAND, OH, August 21, 2017 - NACCO Industries, Inc. (NYSE: NC) announced today that its wholly-owned subsidiary, Hamilton Beach Brands Holding Company, has filed a registration statement with the U.S. Securities and Exchange Commission relating to a proposed spin-off by NACCO of its housewares-related businesses to NACCO stockholders. Hamilton Beach Brands Holding Company, as an independent public company, will own and operate the Hamilton Beach Brands, Inc. and The Kitchen Collection, LLC subsidiaries of NACCO Industries. NACCO Industries will not receive any proceeds from the spin-off. Subject to the effectiveness of the registration statement, it is expected that the spin-off will be completed during the third quarter of 2017 and be tax-free to both NACCO and its stockholders.

As a result of the spin-off, NACCO stockholders will receive shares in Hamilton Beach Brands Holding Company, in addition to retaining their shares of NACCO common stock. Hamilton Beach Brands Holding Company will have two classes of stock, similar to NACCO. In the spin-off, NACCO stockholders will receive one share of Hamilton Beach Brands Holding Company Class A common stock and one share of Hamilton Beach Brands Holding Company Class B common stock for each share of NACCO Industries, Inc. Class A or Class B common stock owned on the record date for the spin-off.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Class A common stock or Class B common stock of Hamilton Beach Brands Holding Company nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. A copy of the prospectus, when available, may be obtained from the offices of Hamilton Beach Brands Holding Company, Attention: Investor Relations, 4421 Waterfront Dr., Glen Allen, Virginia 23060.

Conference Call/Webcast
In conjunction with this news release, NACCO and Hamilton Beach Brands Holding Company will host a joint conference call and webcast later this morning, August 21, 2017, at 9:00 a.m. Eastern Time to discuss the spin-off. To participate in the conference call, please dial (833) 241-4258 (within the U.S.) or (647) 689-4209 (outside the U.S.), Passcode: 70490698, 10 minutes prior to the start of the call.

A live webcast of the conference call will be available over the Internet through Hamilton Beach Brands Holding Company's website at www.hamiltonbeachbrands.com. Please allow 15 minutes to register, download and install any necessary audio software required to listen to the broadcast.

Forward-looking Statements Disclaimer
The statements contained in this news release that are not historical facts are “forward-looking statements.” These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither NACCO Industries nor Hamilton Beach Brands Holding Company undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation:
Hamilton Beach Brands Holding Company: (1) the failure to obtain New York Stock Exchange approval for the listing of Hamilton Beach Brands Holding Company's Class A common stock.
Hamilton Beach Brands, Inc.: (1) changes in the sales prices, product mix or levels of consumer purchases of small electric and specialty housewares appliances, (2) changes in consumer retail and credit markets, including the increasing volume of transactions made through third-party internet sellers, (3) bankruptcy of or loss of major retail customers or suppliers, (4) changes in costs, including transportation costs, of sourced products, (5) delays in delivery of sourced products, (6) changes in or unavailability of quality or cost effective suppliers, (7) exchange rate fluctuations, changes in the import tariffs and monetary policies and other changes in the regulatory climate in the countries in which Hamilton Beach buys, operates and/or sells products, (8) product liability, regulatory actions or other litigation, warranty claims or returns of products, (9) customer acceptance of, changes in costs of, or delays in the development of new products, (10) increased competition, including consolidation within the industry and (11) changes mandated by federal, state and other regulation, including tax, health, safety or environmental legislation.
Kitchen Collection: (1) increased competition, including through online channels, (2) shifts in consumer shopping patterns, gasoline prices, weather conditions, the level of consumer confidence and disposable income as a result of economic conditions, unemployment rates or other events or conditions that may adversely affect the number of customers visiting Kitchen Collection® stores, (3) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric appliances, (4) changes in costs, including transportation costs, of inventory, (5) delays in delivery or the unavailability of inventory, (6) customer acceptance of new products, (7) the anticipated impact of the opening of new stores, the ability to renegotiate existing leases and effectively and efficiently close under-performing stores and (8) changes in the import tariffs and monetary policies and other changes in the regulatory climate in the countries in which Kitchen Collection buys, operates and/or sells products.
North American Coal: (1) the potential closure of the Liberty Mine in Mississippi, (2) changes in tax laws or regulatory requirements, including changes in mining or power plant emission regulations and health, safety or environmental legislation, (3) changes in costs related to geological conditions, repairs and maintenance, new equipment and replacement parts, fuel or other similar items, (4) regulatory actions, changes in mining permit requirements or delays in obtaining mining permits that could affect deliveries to customers, (5) weather conditions, extended power plant outages or other events that would change the level of customers' coal or limerock requirements, (6) weather or equipment problems that could affect deliveries to customers, (7) changes in the power industry that would affect demand for North American Coal's reserves, (8) changes in the costs to reclaim North American Coal mining areas, (9) costs to pursue and develop new mining opportunities, (10) changes to or termination of a long-term mining contract, or a customer default under a contract, (11) the timing and pricing of transactions to dispose of assets at the Centennial operations, (12) delays or reductions in coal deliveries at North American Coal's newer mines, and (13) increased competition, including consolidation within the industry.

About NACCO Industries, Inc.
NACCO Industries, Inc., headquartered in Cleveland, Ohio, is an operating holding company with subsidiaries in the following principal industries: mining, consumer, commercial and specialty small appliances and specialty retail. The North American Coal Corporation mines coal primarily for use in power generation and provides value-added services for natural resource companies. Hamilton Beach Brands, Inc. is a leading designer, marketer and distributor of branded small electric household and specialty housewares appliances, as well as commercial products for restaurants, bars and hotels. The Kitchen Collection, LLC is a national specialty retailer of kitchenware in outlet and traditional malls throughout the United States.

About Hamilton Beach Brands Holding Company
Hamilton Beach Brands Holding Company is expected to be an independent public operating holding company for two separate businesses: consumer, commercial and specialty small appliances and specialty retail. Hamilton Beach Brands, Inc. is a leading designer, marketer and distributor of branded small electric household and specialty housewares appliances, as well as commercial products for restaurants, bars and hotels. The Kitchen Collection, LLC is a national specialty retailer of kitchenware operating under the Kitchen Collection® store name in outlet and traditional malls throughout the United States.

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